UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 25, 2008

                           ALBANY INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)

         Delaware                     1-10026                    14-0462060
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(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

                      1373 Broadway, Albany, New York 12204
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (518) 445-2200

                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 - Other Events.

During the third quarter of 2008, Albany International Corp. (the "Company") issued a press release announcing that its subsidiary, Albany Engineered Composites ("AEC"), was suspending production of parts for Eclipse Aviation ("Eclipse"), one of AEC's key customers. The Company further reported that this event contributed to a Q3 AEC operating loss of $3.3 million, and that AEC had accounts receivable from Eclipse totaling $7.4 million, which it believed at the time to be fully collectible and for which, accordingly, the Company had not recorded a reserve.

On November 25, 2008, Eclipse filed for protection under Chapter 11 of the U.S. Bankruptcy Code. According to public filings as well as communications received from Eclipse, Eclipse intends to pursue the sale of substantially all of its assets in a competitive auction process, and to continue to operate until such a sale is finalized. While it is too early to ascertain the amount, if any, that the Company will realize through the bankruptcy process, the Company currently anticipates that it will need to write off all, or a substantial portion of, the Eclipse receivable of $7.4 million during the fourth quarter. Additionally, the Company anticipates additional Q4 write-downs of $2.1 million for equipment and $1.7 million for inventory dedicated to Eclipse.

Sales to Eclipse have accounted for a significant portion of AEC's 2008 revenues, as well as a significant portion of production at AEC's facility in Boerne, Texas. Despite the Eclipse filing, the Company still expects AEC aggregate revenues for 2008 to exceed 2007 revenues by at least 35 percent. Profitability of AEC, which had become positive at the end of Q2 2008, is now expected to remain below break-even during 2009.

The prospects for future sales to any acquirer of the Eclipse assets are uncertain. While the Company still expects substantial growth in AEC sales to other customers in 2009, if there are no sales to an acquirer of the Eclipse business during 2009, overall 2009 AEC revenues are expected to be comparable to, or slightly lower than, 2008 revenues.

With or without any future Eclipse sales, the Company still expects AEC to resume its rapid growth in 2010, and will update its assessment of the five-year and longer-term growth prospects for AEC in its Q1 2009 earnings release.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ALBANY INTERNATIONAL CORP.

                                         By: /s/ Michael C. Nahl
                                             -----------------------------------
                                             Name: Michael C. Nahl
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

     Date: November 26, 2008